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DCB FINANCIAL CORP-11-K                                    Filing Date: 06/29/05

                                   EXHIBIT 23

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated June 17, 2005 in the Delaware County Bank and Trust Employee 401(k) Retirement Plan Registration Statement on Form S-8 (No. 333-87874). Such report covers the financial statements of the Plan as of December 31,2004 and 2003 and is included herein in the Plan's Annual Report on the Form 11-K for the years ended December 31, 2004 and 2003.

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 27, 2005

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